Exhibit 24(b)(11)


                       Independent Auditors' Consent



The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use of our report dated February 23, 1996 included in the registration statement.



/s/ KPMG Peat Marwick LLP
_________________________
KPMG Peat Marwick LLP


Denver, Colorado
March 7, 1996